SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 20, 2004

CHARTER ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15495	34-1567092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

(216) 566-5300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since report)

ITEM 9. Regulation FD Disclosure
SIGNATURES
Exhibit 99.1 Press Release

ITEM 9. Regulation FD Disclosure

On January 20, 2004, the Registrant issued a news release regarding its intention to prepay certain Federal Home Loan Bank advances, as well its outlook on 2004 earnings per share. The news release is attached to this Report as Exhibit 99.1, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.
Date: January 20, 2004	By: /s/ Robert J. Vana Robert J. Vana Senior Vice President, Chief Corporate Counsel and Corporate Secretary